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                                                                      EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
                             as of December 31, 2000


1.    Just Like Home, Inc., a Florida corporation

2.    JLH Series I, Inc., a Florida corporation

3.    JLH Management Corp., a Florida corporation

4.    Charis Place, Inc., a Florida corporation